Exhibit 99.1

Battalion Oil Corporation Receives
Notice of Non-Compliance From NYSE American

January 9, 2024 | Source: Battalion Oil Corporation

Houston, Texas, Jan. 9, 2024 (GLOBE NEWSWIRE) –

Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced that on January 5, 2024 it received official notice on behalf of the NYSE American LLC indicating that, because the Company did not hold an annual meeting of stockholders during its fiscal year ended December 31, 2023, the Company is not in compliance with its continued listing standards set forth in Section 704 of the NYSE American Company Guide.

The Company expect to regain compliance with the NYSE American’s continued listing standards once the 2023 annual meeting of stockholder is held, which meeting has been scheduled for February 7, 2024, at 11:00 a.m., Central Time, at Two Memorial City Plaza, 820 Gessner Road, Live Oak Training Center (Room 107), Houston, Texas 77024.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

BATTALION OIL CORPORATION
Matthew B. Steele
Chief Executive Officer
832-538-0300 | www.battalionoil.com